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                                                                   Exhibit 10.14

                         INTERCOMPANY SERVICES AGREEMENT


         THIS INTERCOMPANY SERVICES AGREEMENT, is made on this 17th day of April, 1997 by and between Bluestone Software, Inc, a Delaware corporation (the "Products Company"), and Bluestone Consulting, Inc., a Delaware corporation (the "Services Company").

                                   BACKGROUND

         WHEREAS, the Products Company and the Services Company have entered into a Contribution and Distribution Agreement dated April 17, 1997 (the "Contribution Agreement"), whereby the Products Company has agreed to transfer to the Services Company the Services Business (as defined in the Contribution Agreement) in exchange for the initial issuance of all of the common stock of the Services Company; and

         WHEREAS, the parties hereto desire to each provide certain services to the other party to facilitate an orderly transition for the operations of each of the Products Business and the Services Business after the transfer of the Services Business by the Products Company to the Services Company.

                                      TERMS

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         Section 1.  DEFINITIONS

                  Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to those terms in the Contribution Agreement. As used in this Agreement, the following terms used herein have the following meanings:

                  "CONSULTING SERVICES" shall mean all services as described in
SCHEDULE 1 hereto, but excluding those services which will be provided to the Services Company by the Products Company pursuant to other agreements, including any VAR Agreements relating to the right to sell the Products Company training services and the right to resell the SAPPHIRE/WEB product, and which the Products Company and the Services Company have entered or will enter into in connection with the transactions contemplated by the Contribution Agreement.

                  "FULLY ALLOCATED COST" shall mean all of the Products Company's or the Services Company's, as applicable, costs, direct and indirect, of providing its respective Services, including all labor, occupancy, material expenditures and overhead, calculated and allocated as set forth on SCHEDULE 1 or SCHEDULE 2, as applicable, in each case in accordance with GAAP.


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                  "SERVICES" shall mean collectively the Consulting Services and the Software Services.

                  "SERVICES PERIOD" shall mean, with respect to a particular Service, the period of time commencing on the date hereof during which such Service will be provided pursuant hereto, as indicated in SCHEDULE 1 or SCHEDULE 2 hereto, as applicable.

                  "SOFTWARE SERVICES" shall mean all services as described in
SCHEDULE 2 hereto, but excluding those services which will be provided to the Products Company by the Services Company pursuant to other agreements which the Products Company and the Services Company have entered or will enter into in connection with the transactions contemplated by the Contribution Agreement.

         Section 2.  CONSULTING SERVICES

                  (a) After the Closing Date, the Products Company shall provide to the Services Company the Consulting Services during the applicable Services Period, as set forth on SCHEDULE 1 hereto.

                  (b) The Products Company will perform, or will ensure that the Consulting Services are performed as set forth on SCHEDULE 1 hereto, in a manner which is substantially similar in nature, quality and timeliness to those provided to the Services Business during fiscal year 1996 prior to the Closing Date; provided that except as required by Section 6(d) hereof, the Products Company will not be required to perform or to cause to be performed any of the Consulting Services for the benefit of any third party or any other entity other than the Services Company. The Products Company makes no other warranties, express or implied, with respect to the Consulting Services. To the extent that the Services Company wishes the Products Company to provide any Consulting Service not listed on SCHEDULE 1, the Products Company may, in its sole discretion and at its sole option as determined by the Board of Directors of the Products Company, provide such Consulting Service or cause such Consulting Service to be provided to the Services Company, during the Services Period and at a charge to be agreed upon by the Boards of Directors of the Services Company and the Products Company.

                  (c) The Products Company shall not be obligated to perform or to cause to be performed any Consulting Service in a volume or quantity which exceeds the historical volumes or quantities of Consulting Services performed for the Services Business. In the event of non-performance of any Consulting Service due to Force Majeure (as hereinafter defined), the parties agree to work together in good faith to arrange for an alternative means by which the Services Company may obtain, at the Services Company's sole cost, the Consulting Services so affected.

                  (d) Consulting Services provided pursuant to the terms of this Agreement shall be charged as set forth on SCHEDULE 1.



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                  (e) At the Services Company's request, the Products Company shall allow the Services Company reasonable access to the Products Company's employees that perform the Consulting Services (the "Products Personnel") during the term of this Agreement for the purpose of assisting the Services Company in the operation of the Services Business and transferring the Consulting Services to the Services Company or to third parties designated by the Services Company. The Services Company agrees to schedule such access so as to minimize disruption to such the Products Personnel's employment obligations to the Products Company. the Services Company will reimburse the Products Company, promptly following the Products Company's request and receipt of supporting documentation, for any out-of-pocket expenses incurred by the Products Company in connection with such assistance provided by the Products Personnel (including, without limitation, documented reasonable travel expenses).

         Section 3.  SOFTWARE SERVICES

                  (a) After the Closing Date, the Services Company shall provide to the Products Company the Software Services during the applicable Services Period, as set forth on SCHEDULE 2 hereto.

                  (b) The Services Company will perform, or will ensure that the Software Services are performed as set forth on SCHEDULE 2 hereto, in a manner which is substantially similar in nature, quality and timeliness to those provided to the Services Business during fiscal year 1996 prior to the Closing Date; provided that the Services Company shall provide or cause to be provided Software Services only to the extent such Software Services relate to the continued conduct of the Products Business; provided, further, that except as required by Section 6(d) hereof, the Services Company will not be required to perform or to cause to be performed any of the Software Services for the benefit of any third party or any other entity other than the Products Company. The Services Company makes no other warranties, express or implied, with respect to the Software Services. To the extent that the Products Company (as determined by the Board of Directors of the Products Company) wishes the Services Company to provide any Software Service not listed on SCHEDULE 2, the Services Company may, in its sole discretion and at its sole option, provide such Software Service or cause such Consulting Service to be provided to the Products Company, during the Services Period and at a charge to be agreed upon by the Boards of Directors of the Services Company and the Products Company.

                  (c) The Services Company shall not be obligated to perform or to cause to be performed any Consulting Service in a volume or quantity which exceeds the historical volumes or quantities of Software Services performed for the Services Business. In the event of non-performance of any Consulting Service due to Force Majeure (as hereinafter defined), the parties agree to work together in good faith to arrange for an alternative means by which the Services Company may obtain, at the Services Company's sole cost, the Software Services so affected.

                  (d) Software Services provided pursuant to the terms of this Agreement shall be charged at prices set forth on SCHEDULE 2.


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                  (e) At the Services Company's request, the Services Company shall allow the Products Company reasonable access to the Services Company's employees that perform the Software Services (the "Services Personnel") during the term of this Agreement for the purpose of assisting the Services Company in the operation of the Products Business and transferring the Software Services to the Products Company or to third parties designated by the Products Company. The Products Company agrees to schedule such access so as to minimize disruption to such the Services Personnel's employment obligations to the Services Company. The Products Company will reimburse the Services Company, promptly following the Services Company's request and receipt of supporting documentation, for any out-of-pocket expenses incurred by the Services Company in connection with such assistance provided by the Services Company Personnel (including, without limitation, documented reasonable travel expenses).

         Section 4.  REIMBURSEMENT AND BILLING

         Charges for Services (i) shall be charged to and payable by the Services Company or the Products Company, as applicable, (ii) shall be billed monthly, on the fifteenth day of the month following the month in which such Services were rendered, and (iii) shall be due and payable upon receipt of invoice, with a grace period of ten (10) days. Charges not paid when due shall bear interest at the rate of eighteen percent (18%) per annum from the eleventh day after date payment is due until the date paid.

         Section 5.  TERM AND TERMINATION

         The initial term of this Agreement shall be for one (1) year from the date hereof. Thereafter, this Agreement shall automatically renew for successive one-year periods, provided that either party hereto may give four (4) months' written notice to the other party at any time after the first anniversary of this Agreement of its intention to terminate this Agreement.

         Section 6.  MISCELLANEOUS

                  (a) Each party's maximum liability to, and the sole remedy of, the other party for breach of this Agreement shall be the greater of (i) a refund of the price paid for the particular Service or (ii) the non-breaching party's cost of performing the Service itself or (iii) the non- breaching party's cost of obtaining the Service from a third party; provided that the non-breaching party shall exercise all reasonable efforts under the circumstances to minimize the cost of any such alternatives to the Services by selecting the most cost effective alternatives which provide the functional equivalent of the Services replaced. Notwithstanding anything to the contrary herein, in no event shall either party have any liability for loss of profit, goodwill or other special or consequential damages as a result of provision of or failure to provide the services under the terms of this Agreement.

                  (b) Each party (an "Indemnifiying Party") shall indemnify, defend and hold harmless the other party and its Affiliates (an "Indemnified Party") from, against and in respect of any Damages imposed on, sustained, incurred or suffered by or asserted against the


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Indemnified Party, directly or indirectly relating to or arising out of any act or omission of the Indemnifying Party or any of its Affiliates in connection with the provision of the Services under this Agreement, except to the extent any Damages are due to the willful misconduct or fraud of the Indemnified Party or a failure by the Indemnified Party to comply with its obligations under this Agreement.

                  (c) No party to this Agreement shall be responsible for failure or delay in performance of any Services, nor shall any party be responsible for failure or delay in receiving such Service, if caused by an act of God, act of public enemy, war, government acts or regulations, fire, flood, hurricane, embargo, quarantine, epidemic, labor stoppages beyond its reasonable control, accident, explosion, unusually severe weather or other cause similar or dissimilar to the foregoing beyond its control (herein called "Force Majeure").

                  (d) No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto. Notwithstanding the foregoing, any party may assign its rights and obligations with respect to the provision of Services hereunder to any of its Affiliates; provided that any such assignment shall terminate in the event such Affiliate ceases to be such.

                  (e) Any waiver of any provision of this Agreement must be in writing and signed by the party against whom it is to be effective in order to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Any amendment of this Agreement must be in writing and signed by each of the parties hereto.

                  (f) In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Contribution Agreement, the terms and conditions of the Contribution Agreement shall govern, supersede and prevail.

                  (g) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without reference to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of any state or federal court located in New Jersey for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.

                  (h) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

                  (i) (1) Each party recognizes that in the performance of this Agreement confidential and/or proprietary information belonging to any other party regarding the Services may be disclosed or become known to the other party or its respective Affiliates ("Confidential Information"). Unless otherwise expressed in writing to the other party, information, including that expressed orally, that is exchanged between the parties shall be presumed to be confidential


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and/or proprietary. Each party agrees to take such precautions as it normally takes with its confidential and/or proprietary information to hold in confidence any and all written confidential and/or proprietary information with respect to the Services which belongs to the other party. This obligation shall not apply to:

                                    (A) information that, at the time of
disclosure, is in the public domain;

                                    (B) information that, after disclosure, is
published or otherwise becomes part of the public domain through no fault of the party to whom the information was disclosed;

                                    (C) information that a party can show
through its records was in its possession or the possession of an Affiliate at the time of disclosure; and

                                    (D) information that may be received by a
party in good faith from a source other than the other party which source has no duty of nondisclosure to such other party or, if such source does have a duty of non-disclosure, the receiving party was unaware of or had no reasonable basis for knowing thereof.

                           (2) Each party shall maintain, however, the right to
disclose such information if required to do so by law, but shall endeavor to keep and assist the other parties in keeping it confidential by all appropriate means. If a party finds it necessary to disclose any such information in any judicial or administrative hearing or proceeding, then the party shall attempt to disclose such information "in camera" or subject to "protective order" or on some other non-public basis.

                           (3) Upon termination of this Agreement, the parties
shall return each other's Confidential Information, provided that the parties shall be entitled to retain one record copy in their legal departments to determine the extent of their continuing obligations.

                  (j) All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by telecopier, provided that the telecopy is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:



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                   To the Products Company:

                           Bluestone Software, Inc.
                           1000 Briggs Road
                           Mt. Laurel, NJ  08054
                           Telephone:  (609) 727-4600
                           Telecopy:    (609) 727-3833
                           Attn:    Mr. Mel Baiada, President

                   To the Services Company:

                           Bluestone Consulting, Inc.
                           1000 Briggs Road
                           Mt. Laurel, NJ  08054
                           Telephone:  (609) 727-4600
                           Telecopy:    (609) 727-3833
                           Attn:    Mr. Tom Ballezzi, Chief Operating Officer

                  (k) This Agreement, including the schedules and exhibits attached hereto, and the Contribution Agreement, including the schedules and exhibits attached thereto, and the other agreements which the parties hereto have entered into contemporaneously herewith, embody the entire agreement of the parties with regard to the subject matter thereof and supersede any prior communications, commitments, representations or warranties, both written and oral, relating to the subject matter thereof, subject to Section 6(f) hereof.

                  (l) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Products Company, the Services Company, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

                  (m) Each party shall provide to the other party and its auditors and authorized representatives such information relating to the Services and the accuracy of fees invoiced (including the basis on which such fees were derived) as such party shall from time to time reasonably request, and shall permit the party making such request and its auditors and authorized representatives reasonable access, during regular business hours and upon reasonable notice, to its books and records relating to the Services for purposes of verifying the Services provided and the charges therefor.

                  (n) Each party agrees that the Services to be provided under this Agreement are unique and that any breach on its part of this Agreement will be remediable by an order of specific performance.


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                  (o) Each of the parties hereto acknowledge that they are
separate entities, each of which has entered into this Agreement for independent business reasons. The relationship of the parties hereunder is that of an independent contractor and nothing contained herein shall be deemed to create a joint venture, partnership or any other relationship.

                  (p) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.


                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                       BLUESTONE SOFTWARE, INC.



                                       By: /s/ Mel Baiada
                                          ---------------------------------
                                       Name:  Mel Baiada
                                       Title:  President


                                       BLUESTONE CONSULTING, INC.



                                       By: /s/ Mel Baiada
                                          ---------------------------------
                                       Name:  Mel Baiada
                                       Title:  President


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